UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2016

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

Effective June 7, 2016, The Kraft Heinz Company (the “Company”) redeemed all outstanding shares of its 9.00% Cumulative Compounding Preferred Stock, Series A (“Series A Preferred Stock”) in accordance with Article IV(F)(1) of the Company’s Second Amended and Restated Certificate of Incorporation. The Company paid a total redemption price of $8.3 billion using proceeds from its May 2016 notes offerings, its commercial paper and U.S. securitization programs and cash on hand.  Following the redemption, the Company no longer has any shares of Series A Preferred Stock outstanding.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2016, the Company filed a Certificate of Retirement of Series A Preferred Stock (“Certificate of Retirement”) with the Delaware Secretary of State to eliminate from its Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), all references to the Company's Series A Preferred Stock. The Certificate of Incorporation provides that any shares of Series A Preferred Stock purchased, redeemed or otherwise acquired shall be canceled and automatically retired upon such redemption, purchase or other acquisition.

A copy of the Certificate of Retirement, which became effective on June 7, 2016, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.04. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

In addition, as part of its ongoing integration, the Company is transitioning its 401(k) plans and changing the record-keeper for certain 401(k) plans. As a result of this transition, a conversion period (the “Blackout Period”) is necessary to transition account and plan records during which participants in the 401(k) plans may not be able to access their accounts to direct or diversify their investments, including amounts invested in the Company’s common stock, or request a distribution from the 401(k) plans.  The Blackout Period will start at 4:00 p.m. (Eastern Time) on June 24, 2016 and end during the week beginning July 10, 2016 (although certain participants will be able to effectuate transactions as early as July 5, 2016).  On June 7, 2016, in accordance with Section 306 of The Sarbanes-Oxley Act of 2002 and Rule 104 under Securities and Exchange Commission Regulation BTR, the Company sent a notice (the “Insider Notice”) to its directors and executive officers informing them of the Blackout Period and certain trading prohibitions that they will be subject to during the Blackout Period.

During the Blackout Period, and for a period of two years after the end date thereof, a security holder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual beginning and end dates of the Blackout Period. This information is available by contacting the Company’s Corporate Secretary at 200 East Randolph, Chicago, IL 60601 or via telephone at (847) 646-2000 regarding questions you may have about the Blackout Period.

A copy of the Insider Notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

3.1	Certificate of Retirement of Series A Preferred Stock of The Kraft Heinz Company dated June 7, 2016.
99.1	Insider Notice to The Kraft Heinz Company directors and executive officers dated June 7, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KRAFT HEINZ COMPANY

	By:	/s/ Paulo Basilio
	Name:	Paulo Basilio
	Title:	Executive Vice President and
Chief Financial Officer
Date: June 7, 2016

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